Exhibit 10.6

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is made by and between Chris Linthwaite (“Executive”) and Fluidigm Corporation (the “Company”) (collectively, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company as its Chief Executive Officer;

WHEREAS, Executive signed an offer letter with the Company on July 14, 2016 (the “Offer Letter”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on July 20, 2016 (the “Confidentiality Agreement”);

WHEREAS, the Company granted Executive certain (i) stock options to purchase Company common stock (“Options”), and (ii) time-based and performance-based restricted stock units covering Company common stock (“RSUs”) (collectively, Employee’s Options and RSUs are referred to as “Equity Awards”) that entitle Executive to purchase or to receive shares of the Company’s common stock subject to the terms and conditions of the Company’s equity incentive plans (the “Stock Plans”) and the respective stock option and/or RSUs agreements (collectively, the “Equity Agreements”);

WHEREAS, Executive signed an Indemnification Agreement with the Company dated August 1, 2016 (the “Indemnification Agreement”);

WHEREAS, Executive signed an Amended and Restated Employment and Severance Agreement effective August 1, 2016 (the “Severance Agreement”), which was subsequently superseded in full by the Company’s 2020 Change of Control and Severance Plan (the “Severance Plan”) and Executive’s Participation Agreement thereunder;

WHEREAS, the Parties agree that Executive’s employment with the Company will terminate as of the earliest to occur of (i) immediately prior to the Closing Date of the sale of Series B-1 Preferred Stock to Casdin Private Growth Equity Fund II, L.P., a Delaware limited partnership and Casdin Partners Master Fund, L.P., a Cayman Islands exempted limited partnership (collectively, the “Purchaser”), pursuant to that certain Series B-1 Convertible Preferred Stock Purchase Agreement by and between the Company and the Purchaser (the “Purchase Agreement”, with the transactions contemplated therein, the “Purchase”), (ii) May 15, 2022 and (iii) such earlier date as the Parties mutually agree to terminate the employment relationship (the earliest date under clause (i), (ii), or (iii) shall be referred to as the “Separation Date”), and that the execution of this Transition Agreement and his termination of employment with the Company on the Separation Date constitute a triggering event entitling Executive to the benefits set forth in the Severance Plan and the Executive’s Participation Agreement thereunder;

WHEREAS, the Parties desire to continue Executive’s employment with the Company until the Separation Date in accordance with the terms hereof; and

WHEREAS, the Parties wish to resolve certain disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, certain claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution of this Transition Agreement and Executive’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a. Continued Employment; Service on the Board of Directors. The Company agrees that beginning on the Transition Agreement Effective Date, the Company will continue to employ Executive as an at-will employee until the Separation Date or, if earlier, the date Executive’s employment with the Company terminates (such period the “Transition Period”). Executive agrees that during the Transition Period, Executive will continue to serve in the role of President and Chief Executive Officer of the Company and carry out all duties and responsibilities associated with that role and any other duties and responsibilities reasonably assigned to him by the Company’s Board of Directors (the “Board”), including transitioning Executive’s duties and responsibilities to a new chief executive officer and assisting the Company as reasonably needed to close the Purchase. Executive will perform the requested transition and other services in good faith and to the best of Executive’s abilities. During the Transition Period, Executive will continue to receive Executive’s regular base salary as of the Transition Agreement Effective Date, be eligible to receive a bonus under the Company’s 2021 bonus plan on the same terms as in effect as of the Transition Agreement Effective Date, be eligible to participate in then-available Company benefit plans at the same level as Executive would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans, and vest in the Equity Awards, subject to the terms and conditions of the Equity Agreements. In addition, Executive will continue to serve on the Company’s Board of Directors during the Transition Period and at the end of the Transition Period, Executive hereby resigns from the Company’s Board of Directors (and the boards of directors of all of the Company’s subsidiaries) and any positions Executive occupied with the Company or any subsidiary or affiliate of the Company immediately prior to the end of the Transition Period. Executive acknowledges that his resignation from the Company’s Board of Directors is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Executive also agrees to execute any necessary documents or other forms necessary to effectuate or document his resignation as a matter of local, state, federal, or international law. Executive will not participate in the Company’s 2022 bonus plan.

b. Legal Fees. The Company will reimburse Executive’s reasonable attorneys’ fees incurred in connection with the review and negotiation of this Transition Agreement and its enclosed exhibits, up to a maximum of Fifty Thousand Dollars ($50,000).

2. Separation Agreement and Release. Within ten (10) days following the Separation Date (and no earlier than the Separation Date), in exchange for Executive’s execution and non-revocation of the Separation Agreement and Release herein and attached hereto as Exhibit A (the “Separation Agreement”) within the timeframe set forth therein, the Company agrees to provide Executive with the consideration set forth in the Separation Agreement. Executive acknowledges that, but for his signing of the Separation Agreement, Executive is otherwise not entitled to the consideration set forth in the Separation Agreement or any other post-employment benefits, except as set forth under the Severance Plan and the Executive’s Participation Agreement thereunder. The Company may modify the Separation Agreement to comply with any new laws that become applicable prior to the end of the Transition Period and to insert applicable dates and other information as may be needed. Executive acknowledges that his execution of the Separation Agreement is not a condition of employment or continued employment. For the avoidance of doubt in the event a Change of Control (as such term is defined in the Severance Plan) of the Company occurs within the Change of Control Period (as such term is defined in the Severance Plan), such that Executive would otherwise become entitled to receive the payments and benefits pursuant to Section 5 of the Severance Plan, Executive shall automatically become entitled to receive the payments and benefits set forth in Section 5 of the Severance Plan (and the Executive’s Participation Agreement thereunder) in lieu of the payments and benefits set forth in the Separation Agreement; provided, however, that Executive’s entitlement to any such benefits in Section 5 of the Severance Plan (and the Executive’s Participation Agreement thereunder) will terminate once the Change of Control Period expires.

3. Release of Claims. In exchange for the consideration provided under this Transition Agreement, Executive (on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns) agrees to release, with the exception of any rights or claims Executive may have under the California Fair Employment and Housing Act (the “FEHA”), any and all claims Executive may have against the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Executive signs this Transition Agreement, including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs, except as set forth herein; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company other than pursuant to the Equity Agreements in accordance with the terms in effect as of the date this Transition Agreement is executed; and (e) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) claims with respect to benefits pursuant to the Severance Plan and the Executive’s Participation Agreement thereunder, to the extent not paid pursuant to this Transition Agreement, (ii) any obligations incurred or rights preserved under this Transition Agreement; (iii) any rights to indemnification as a result of Executive’s service as an officer or director of the Company, including any such rights under the Indemnification Agreement or (iv) claims that cannot be released as a matter of law (including FEHA claims).

4. California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder with respect only to the claims released herein, as well as under any other statute or common law principles of similar effect.

5. Trade Secrets and Confidential Information/Company Property; Insider Trading Policy. Executive acknowledges that the Confidentiality Agreement remains in effect and agrees to continue complying with the terms thereof during the Transition Period, provided, however, that the Company will not enforce Section 8 (“Solicitation of Employees”). Executive acknowledges and agrees to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms.

6. Protected Activity Not Prohibited. Executive understands that nothing in this Transition Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct in the workplace, to the extent protected by applicable law. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Transition Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

7. Governing Law and No Oral Modification. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. This Transition Agreement may only be amended in a writing signed by Executive and an authorized member of the Company’s Board of Directors.

8. Transition Agreement Effective Date. Executive understands that this Transition Agreement shall be null and void if not executed by Executive on or before January 23, 2022. This Transition Agreement will become effective on the date it has been signed by both Parties (the “Transition Agreement Effective Date”). In the event that Executive signs this Agreement and returns it to the Company in less than five (5) business days, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.

9. Entire Agreement. This Transition Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter hereof, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter hereof, with the exception of the Confidentiality Agreement (subject to Section 5 above), the Severance Plan, and Executive’s Participation Agreement under the Severance Plan, the Indemnification Agreement, and the Equity Agreements.

10. Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

11. Voluntary Execution of Transition Agreement. Executive understands and agrees that he executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing his claims against the Company as set forth herein.

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IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

CHRIS LINTHWAITE, an individual

Dated: January 21, 2022	/s/ Chris Linthwaite
Chris Linthwaite

FLUIDIGM CORPORATION

Dated: January 23, 2022	By	/s/ Vikram Jog
Name: Vikram Jog
Title: Chief Financial Officer

EXHIBIT A TO TRANSITION AGREEMENT

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Chris Linthwaite (“Executive”) and Fluidigm Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed as the Company’s Chief Executive Officer;

WHEREAS, Executive signed an offer letter with the Company on July 14, 2016 (the “Offer Letter”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on July 20, 2016 (the “Confidentiality Agreement”);

WHEREAS, Executive signed an Amended and Restated Employment and Severance Agreement effective August 1, 2016 (the “Severance Agreement”), which was subsequently superseded in full by the Company’s 2020 Change of Control and Severance Plan (the “Severance Plan”) and Executive’s Participation Agreement thereunder;

WHEREAS, Executive signed an Indemnification Agreement with the Company dated August 1, 2016 (the “Indemnification Agreement”);

WHEREAS, the Company granted Executive certain (i) stock options to purchase Company common stock (“Options”), and (ii) time-based and performance-based restricted stock units covering Company common stock (“RSUs”) (collectively, Employee’s Options and RSUs are referred to as “Equity Awards”) that entitle Executive to purchase or to receive shares of the Company’s common stock subject to the terms and conditions of the Company’s equity incentive plans (the “Stock Plans”) and the respective stock option and/or RSUs agreements (collectively, the “Equity Agreements”)

WHEREAS, Executive separated from employment with the Company effective                     , 2022 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Separation Payments. The Company shall pay Executive a total of one million one hundred ninety thousand Dollars ($1,190,000), less applicable withholdings, in equal installments over the course of twenty-four (24) months beginning as of the Company’s first regular payroll date following the Separation Date in accordance with the Company’s regular payroll practices. The first such payment will include payment for the period from the Separation Date through the first payment date.

b. Consulting Agreement. Commencing on the Separation Date and continuing through November 30, 2022 (the “Consulting Period”), Executive agrees to provide consulting services to the Company pursuant to the terms of the Consulting Agreement attached hereto as Exhibit 1 (the “Consulting Agreement”). During the Consulting Period, Executive agrees to reasonably assist the Company in connection with the transitioning of Executive’s duties, and to provide such other services as are set forth in the Consulting Agreement. Nothing in this Agreement or the Consulting Agreement pertaining to Executive’s subsequent role as a Consultant shall in any way be construed to constitute Executive continuing as an agent, employee, officer, or representative of the Company. Executive shall perform the services under the Consulting Agreement solely as an independent contractor. During the Consulting Period, Executive shall receive only that compensation set forth in Schedule A to Exhibit 1 for his consulting services. All other aspects of the consulting arrangement shall be governed by the terms of Exhibit 1.

c. 2022 Performance Share Unit Vesting. In March 2020, the Company granted Executive restricted stock unit awards (the “2022 PSUs”) that have two vesting components that must be met before the award vests, (i) a relative TSR performance component, with a performance period ending December 31, 2022, and (ii) a time-based vesting component. The Company shall amend the 2022 PSUs to remove the time-based vesting component, such that, notwithstanding the termination of Executive’s service to the Company on the Separation Date, the 2022 PSUs will remain outstanding and eligible to vest to the extent of achievement of the performance component alone. Except as provided in this paragraph, the terms and conditions of the Equity Agreements governing the 2022 PSUs shall remain in full force and effect, including settlement and payment terms.

d. Split Dollar Life insurance. The Company shall assign to Executive and reimburse Executive for payment of premiums paid by Executive to maintain the life insurance policy insuring Executive’s life (as referenced in the Endorsement Split-Dollar Life Insurance Agreement, dated as of September 9, 2017 with the Company) for thirty (30) months following Executive’s Separation Date.

e. Outplacement Services. The Company shall provide reasonable outplacement services in accordance with any applicable Company policy in effect as of the Separation Date (or if no such policy is in effect, as determined by the Company, in its sole discretion).

f. COBRA. The Company shall reimburse Executive for the payments Executive makes for COBRA coverage for a period of twelve (12) months following the Separation Date, or until Executive has secured health insurance coverage through another employer, whichever occurs first, provided Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage.

g. Transaction Bonus. Within fifteen (15) days following the closing date of the Purchase, the Company shall pay to Executive a lump sum cash transaction bonus in the amount of Two Hundred Thousand Dollars $200,000 (the “Transaction Bonus”), provided Executive remains employed by the Company through the earlier of (i) the Closing Date of the Purchase and (ii) May 15, 2022. In the event the Purchase does not close, Executive shall not be eligible to receive a bonus pursuant to this Section 1.g.

h. Supplemental Release Agreement. Executive agrees to execute, within twenty-one (21) days after the termination of the consulting relationship, the Supplemental Release Agreement attached hereto as Exhibit 2 in exchange for the consideration set forth in such Supplemental Release Agreement, which agreement will serve to cover the time period from the Effective Date of this Agreement through the Supplemental Release Effective Date; provided, however, that the Parties agree to modify the Supplemental Release to comply with any new laws that become applicable prior to the end of the Consulting Period.

i. No Further Severance. Except as explicitly set forth in this Agreement and the Supplemental Release Agreement, Executive acknowledges and agrees that he is not entitled to receive any severance compensation or benefits from the Company, including, but not limited to, under the Severance Plan. Executive hereby waives his right to receive any such severance not explicitly set forth in this Agreement and acknowledges that without this Agreement, he is not otherwise entitled to the consideration listed in this Section 1. Notwithstanding the foregoing, in the event a Change of Control (as such term is defined in the Severance Plan) of the Company occurs within the Change of Control Period (as such term is defined in the Severance Plan) beginning on Executive’s Separation Date, such that Executive would otherwise become entitled to receive the payments and benefits pursuant to Section 5 of the Severance Plan, Executive shall automatically become entitled to receive the payments and benefits set forth in Section 5 of the Severance Plan (and the Executive’s Participation Agreement thereunder) in lieu of the payments and benefits set forth in this Section 1; provided, however, that, to avoid duplication of benefits provided to Executive, any payments and benefits to which Executive becomes entitled pursuant to this sentence or the accelerated vesting provision of Section 5 below will be reduced by any payments and benefits that were received by Executive pursuant to Section 1 hereof prior to the date of such Change of Control . For the avoidance of doubt, that in the event that a Change of Control has not occurred by the end of the three (3)-month period following the Separation Date, Executive’s eligibility for any payments and benefits under Section 5 of the Severance Plan will terminate immediately as of such time.

2. Termination. Effective as of the Separation Date, Executive’s employment with the Company is terminated, and Executive resigned from the Company’s Board of Directors (and the boards of directors of all of the Company’s subsidiaries) and any positions Executive occupied with the Company or any subsidiary or affiliate of the Company.

3. Stock. The Parties agree that Executive will continue vesting in Executive’s Equity Awards on and following the Separation Date and through the end of the Consulting Period, so long as Executive is available to provide services to the Company during the Consulting Period. In the event the Company terminates the Consulting Period prior to November 30, 2022, Executive’s Equity Awards that vest solely based on Executive’s continued service shall vest on an accelerated basis as if Executive had provided services through November 30, 2022. At the end of the Consulting Period, Executive further acknowledges that he may exercise any outstanding vested Options at any time within his applicable post-termination exercise period for each Option which is set forth in the Equity Agreements, which period shall run from the last day of the Consulting Period. If Executive does not exercise any vested Options after the end of the applicable post-termination exercise period, then any such unexercised Options will terminate. Except with respect to the 2022 PSUs, any Equity Awards that are not vested on the date that Executive ceases to be a service provider to the Company will terminate on such date without any payment.

4. Benefits. Executive’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

5. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity awards, vesting, and any and all other benefits and compensation due to Executive.

6. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release (i) claims that cannot be released as a matter of law (ii) any obligations incurred or rights preserved under this Agreement; or (iii) any rights to indemnification as a result of Executive’s service as an officer or director of the Company, including any such rights under the Indemnification Agreement. This release does not extend to any right Executive may have to unemployment compensation benefits.

7. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has had more than twenty-one (21) days from the date Executive first received a copy of this Agreement within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8. California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10. Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive acknowledges that the Company will not enforce Section 8 (“Solicitation of Employees”) of the Confidentiality Agreement; provided, however, that Executive remains bound by all other continuing obligations under the Confidentiality Agreement, including Executive’s confidentiality obligations thereof. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company; provided that Executive may retain any such documents or items that may be needed in order to perform the services under the Consulting Agreement.

11. No Cooperation. Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

12. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Executive understands that in connection with such Protected Activity under prong (i) of this section, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company trade secrets, proprietary information or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade

Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13. Mutual Nondisparagement. Subject to the Protected Activity provision, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of the Company. The Company agrees to instruct its officers and directors to refrain from any disparagement, defamation, libel, or slander of Executive and to refrain from any tortious interference with the contracts and relationships of Executive for so long as they remain officers or directors of the Company. The Company and Executive agree to use reasonable good faith efforts to reach a mutual agreement on a statement that can be provided to prospective employers and other third parties relating to Executive’s separation from the Company. Executive acknowledges that the Company will reference Executive’s separation in press release(s) and any required corporate filings and disclosures. The Company shall consult with Executive on a statement addressing Executive’s separation of employment in such press release(s). Nothing herein shall restrict the parties from speaking truthfully in a legal proceeding.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement as determined by a court or arbitrator of competent jurisdiction, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement (except Section 8 of the Confidentiality Agreement) shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Agreement and the Confidentiality Agreement.

15. No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR

SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

19. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. The Parties reasonably anticipate that any consulting services during the Consulting Period shall be at a level equal to twenty percent (20%) or less of the average level of services performed by Executive during the immediately preceding thirty-six (36)-month period and, accordingly, the Separation Date will be a “separation from service” within the meaning of Section 409A (as defined below). Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

20. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise (“280G Payments”) payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 20, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the 280G Payments will be either:

•	delivered in full, or

•

delivered as to such lesser extent as would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (a) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (b) a pro rata reduction of (i) cash payments that are subject to Section 409A as deferred compensation and (ii) cash payments not subject to Section 409A; (c) a pro rata reduction of (i) employee benefits that are subject to Section 409A as deferred compensation and (ii) employee benefits not subject to Section 409A; and (d) a pro rata cancellation of (i) accelerated vesting equity awards that are subject to Section 409A as deferred compensation and (ii) equity awards not subject to Section 409A. In the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Executive’s equity awards.

Unless the Executive and the Company otherwise agree in writing, any determination required under this Section 20 will be made in writing by the Company’s independent public accountants immediately prior to the change in ownership or control or such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon the Executive and the Company. For purposes of making the calculations required by this Section 20 the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Executive and the Company will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 20. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 20.

21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Offer Letter, the Severance Agreement, the Severance Plan (except as preserved herein), and Executive’s Participation Agreement under the Severance Plan (except as preserved herein), but with the exception of the Confidentiality Agreement, the Indemnification Agreement, and the Equity Agreements, except as otherwise modified or superseded herein.

25. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and an authorized member of the Company’s Board of Directors.

26. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

27. Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within ten (10) days following the Separation Date. Executive further understands that Executive may not execute this Agreement before the Separation Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

29. Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)	Executive has read this Agreement;

(b)

Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Executive’s own choice;

(c)	Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)	Executive is fully aware of the legal and binding effect of this Agreement; and

(e)	Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CHRIS LINTHWAITE, an individual

Dated: ________________, 2022
Chris Linthwaite

FLUIDIGM CORPORATION

Dated: ________________, 2022	By
Name:
Title:

EXHIBIT 1

FLUIDIGM CORPORATION

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of                     , 2022 (the “Effective Date”) by and between Fluidigm Corporation (the “Company”), and Chris Linthwaite (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Services and Compensation

Consultant shall perform the services described in Schedule A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Schedule A for Consultant’s performance of the Services.

2. Confidentiality

(a) Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Nothing in this Agreement is intended to deny workers the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law.

(b) Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law.

Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2(b) shall continue after the termination of this Agreement.

(c) Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

(d) Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3. Ownership

(a) Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

(b) Pre-Existing Materials. Subject to Section 3(a), Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

(c) Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

(d) Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

(e) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3(e) shall continue after the termination of this Agreement.

(f) Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations

Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5. Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3(d) and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6. Term and Termination

(a) Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue through November 30, 2022 (the “Term”), at which point the Agreement and Consultant’s relationship with the Company will terminate, unless the Term is extended by mutual, written agreement between Consultant and the Company’s Chief Executive Officer.

(b) Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(i) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(ii) The sections entitled Confidentiality, Ownership, Conflicting Obligations, Return of Company Materials, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.

7. Independent Contractor; Benefits

(a) Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

(b) Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8. Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

9. Arbitration and Equitable Relief

(a) Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN

CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT MAY, HOWEVER, BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE LABOR LAWS OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT OR OTHER LAW THAT EXPRESSLY PROHIBITS ARBITRATION OF A CLAIM NOTWITHSTANDING THE APPLICATION OF THE FAA.

(b) Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE. CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER THE RULES OF CIVIL PROCEDURE OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION HEARING OR PROCEEDING APPLYING SUBSTANTIVE AND DECISIONAL LAW OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES AND THE RULES OF CIVIL PROCEDURE OF THE STATE IN WHICH CONSULTANT PERFORMS SERVICES, INCLUDING THE CALIFORNIA CIVIL DISCOVERY ACT. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN MATEO COUNTY, CALIFORNIA.

(c) Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, CONSULTANT AGREES THAT THE COMPANY AND CONSULTANT SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY PERMITTED BY THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1281.8) OR OTHERWISE PROVIDED BY THIS AGREEMENT. EXCEPT FOR SUCH PROVISIONAL RELIEF, CONSULTANT AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE COMPANY OR CONSULTANT UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.

(D) Administrative Relief. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

(E) Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT. FINALLY, CONSULTANT AGREES THAT THIS ARBITRATION AGREEMENT IS NOT SUBJECT TO CALIFORNIA LABOR CODE SECTION 432.6.

10. Miscellaneous

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

(b) Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

(c) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

(d) Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

(e) Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

(f) Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

(g) Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.

If to the Company, to:

2 Tower Place, Suite 2000

South San Francisco, CA 94080

Attention: General Counsel

If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

(h) Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

(i) Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(j) Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date.

CONSULTANT	FLUIDIGM CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Address for Notice:

SCHEDULE A

SERVICES AND COMPENSATION

1. Contact. Consultant’s principal Company contact:

Name:

Title:

Email:

Phone:

2. Services. The Services will include, but will not be limited to, the following: Consultant’s reasonable assistance with the transition of duties of the Company’s Chief Executive Officer, and other related projects. The Company anticipates that Consultant will perform Services for no more than fifteen (15) hours per week.

3. Compensation.

(a) The Company will pay Consultant a monthly fee of Twenty-Five Thousand Dollars ($25,000) for each month Consultant is available to the Company to perform Services during the first six (6) months of the Term. This payment will be made to Consultant no later than ten (10) business days following the end of each month of the first six (6) months of the Term. Notwithstanding the foregoing, in the event the Company terminates the Consulting Period prior to November 30, 2022, any unpaid consulting fees that would otherwise have been paid during the first six (6) months of the Term shall become due and payable within ten (10) business days following the last date of the Consulting Period. If the Services in a given month exceed sixty (60) hours per month, then Consultant’s monthly fee will be increased by $350 per each hour in excess of sixty (60) hours.

(b) The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Every month during the Term in which Services for the month exceed sixty (60) hours, Consultant shall submit to the Company a written invoice for Services, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company, which shall not be unreasonably withheld.

(c) The Company previously granted Consultant certain (i) stock options to purchase Company common stock (“Options”), and (ii) time-based and performance-based restricted stock units covering Company common stock (“RSUs”) (collectively, Consultant’s Options and RSUs are referred to as “Equity Awards”) that entitle Consultant to purchase or to receive shares of the Company’s common stock subject to the terms and conditions of the Company’s equity incentive plans and the respective stock option and/or RSUs agreements (collectively, the “Equity Agreements”). During the Term, Consultant will continue to vest in the Equity Awards, subject to the terms and conditions of the Equity Agreements, and subject to any vesting acceleration as set forth in Section 3 of the Separation Agreement and Release to which this Agreement is attached.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant for any taxes that may be imposed on Consultant as a result of Section 409A.

This Schedule A is accepted and agreed upon as of the Effective Date of the Agreement.

CONSULTANT	FLUIDIGM CORPORATION

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT 2

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (“Supplemental Release”) is made by and between Chris Linthwaite (“Consultant”) and Fluidigm Corporation (the “Company”) (jointly referred to as the “Parties” and individually referred to as a “Party”).

1. Consideration. In consideration for the continued payment of the consideration set forth in Section 1.a. of the Separation Agreement and Release signed between Consultant and the Company, dated _______, 2022 (the “Separation Agreement”), Consultant hereby extends his release and waiver of claims to any claims that may have arisen between the Effective Date (as such term is defined in the Separation Agreement) and the Supplemental Release Effective Date, as defined below, provided that, for the avoidance of doubt, such release and waiver of claims shall not extent to (i) claims that cannot be released as a matter of law; (ii) any obligations incurred or rights preserved under the Separation Agreement or this Agreement; and (iii) any rights to indemnification as a result of Consultant’s prior service as an officer or director of the Company, including such rights under the Indemnification Agreement..

2. Incorporation of Terms of Release Agreement. The undersigned Parties further acknowledge that the terms of the Separation Agreement, including, but not limited to, Sections 1.i. (No Further Severance), 5 (Payment of Salary and Receipt of All Benefits), 6 (Release of Claims), 7 (Acknowledgment of Waiver of Claims under ADEA), 8 (California Civil Code Section 1542), 10 (Trade Secrets and Confidential Information/Company Property), 12 (Protected Activity Not Prohibited), and 13 (Mutual Nondisparagement) shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.

3. Supplemental Release Effective Date. Consultant understands that this Supplemental Release shall be null and void if not executed by him within twenty-one (21) days after the termination of Consultant’s consulting relationship with the Company. This Supplemental Release will become effective on the date that it has been signed by both Parties. The Company will continue to provide Consultant with the consideration provided by Section 1.a. of the Separation Agreement in accordance with the terms of that agreement.

4. Voluntary Execution of Agreement. Consultant understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Consultant acknowledges that:

(a)	he has read this Supplemental Release;

(b)	he cannot sign the Supplemental Release before the termination of his consulting relationship with the Company, but that he must sign the Supplemental Release no later than 21 days thereafter;

(c)	he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel;

(d)	he understands the terms and consequences of this Supplemental Release and of the releases it contains; and

(e)	he is fully aware of the legal and binding effect of this Supplemental Release.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CHRIS LINTHWAITE, an individual

Dated: ________________, 2022
Chris Linthwaite

FLUIDIGM CORPORATION

Dated: ________________, 2022	By
Name:
Title: